CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-117885, 333-127716, 333-32161, 333-57573, 333-86091, 333-45736, 333-67480, 333-97541 and 333-107700) of Iridex Corporation of our report dated March 31, 2006 relating to the financial statements and financial statement schedules which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2006